                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934





DATE OF REPORT (Date of earliest event reported): September 22, 1997 (January 6, 1997)



                            SPIEKER PROPERTIES, L.P.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



              CALIFORNIA                            33-98372-01                       94-3188774
--------------------------------------   ------------------------------   --------------------------------
    (State or other jurisdiction of               (Commission                        (IRS Employer
    incorporation or organization)                 File Number)                   Identification No.)



    2180 SAND HILL ROAD, MENLO PARK, CA                              94025
------------------------------------------------------------   -----------------
(Address of principal executive offices)                            (Zip code)



                                 (415) 854-5600
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)




This documents consists of 24 pages.

                            SPIEKER PROPERTIES, L.P.
                                 CURRENT REPORT
                                       ON
                                    FORM 8-K




Item 5.    Other Events

The following operating properties were or are to be acquired by Spieker Properties, L.P. and its affiliates from unrelated parties between June 28, 1997, and September 22, 1997, or expected date of acquisition. Spieker Properties, Inc. owns an approximate 87.0% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" and collectively with Spieker Properties, Inc. referred to as the "Company"):

Audited Property Acquisition

Kennedy Portfolio, a 1,265,000, square foot portfolio with business parks located in Portland, Oregon; Redmond, Washington; Hayward, California; and Fremont, California, was acquired on August 20, 1997, for $110.9 million.

Unaudited Pending Acquisition

WCB Portfolio, a 6,354,450 square foot portfolio consisting primarily of office and industrial properties located in California, Oregon, Washington, Colorado, Arizona, New Mexico, Atlanta, Texas, Florida, Massachusetts, Michigan and Pennsylvania is expected to be acquired during the latter half of the fourth quarter of 1997 for $725.0 million.

Unaudited Property Acquisitions

Lafayette Terrace, a 47,392 square foot office building located in Lafayette, California, was acquired on June 30, 1997, for $7.5 million.

Parkway Industrial, a 175,000 square foot industrial project located in Portland, Oregon, was acquired on July 15, 1997, for $7.5 million.

Brea Place, a 490,000 square foot office complex located in Brea, California, was acquired on July 17, 1997, for $61.7 million.

Sepulveda Center, a 170,134 square foot office building located in Los Angeles, California, was acquired on August 19, 1997, for $25.2 million.

790 E. Colorado, a 130,000 square foot office building located in Pasadena, California was acquired on August 28, 1997, for $19.3 million.

Washington Park, a 50,000 square foot office building located in Federal Way, Washington, was acquired on September 3, 1997, for $6.1 million.

Nobel Corporate Plaza, a 103,192 square foot office building located in San Diego, California, was acquired on September 4, 1997, for $16.7 million.

Tyco Buildings, a 500,000 square foot two-building industrial project located in Portland, Oregon, were acquired on September 12, 1997 for $16.4 million.

The costs shown above for each acquisition represent the initial cost at the time of acquisition.

Acquisitions - General

The properties were or are to be acquired using funds provided by the Company's unsecured line of credit, short-term floating rate bridge financing, the issuance of unsecured investment grade rated debt, convertible preferred operating partnership units issued to certain of the sellers, common stock and preferred stock.

The Company believes these acquisitions are consistent with the Company's objective of becoming the preeminent real estate operating company focusing on industrial and suburban office property in selected western United States markets. The Company anticipates disposing of certain properties in the WCB Portfolio aggregating 1.7 million square feet that are not consistent with such objectives, through sales or like-kind exchanges, as conditions warrant. In assessing the properties acquired, the Company considered current operations, including occupancy levels, rental rates, expenses and ongoing capital requirements. Further, the Company's management considered the rental market for the type and location of the acquired property and, where applicable, the cost of building improvements.

The pending acquisition of the WCB Portfolio involves a significant amount of assets defined by rule 3-14 of regulation S-X to be an amount in excess of 10% of the total assets of the Company. Additional acquisitions, while not considered individually "significant" may in the aggregate be significant. Certain audited and unaudited historical and pro forma financial information concerning the Kennedy Portfolio, the WCB Portfolio and other properties referred to herein is provided in Item 7 of this Current Report on Form 8-K. The Company intends to file audited financial statements for the WCB Portfolio not later than 60 days after the date of this Current Report on Form 8-K.

In aggregate, the Company has or will have acquired eight properties and two portfolios totaling 9.3 million square feet of rentable space during the period from June 28, 1997, to September 22, 1997, or expected date of acquisition, for $996.3 million. The financial statement of the Kennedy Portfolio for the year ended December 31, 1996, has been audited, whereas the financial statement for the six months ended June 30, 1997, has not been audited. The financial statements for the WCB Portfolio and the remaining eight properties listed above have not been audited.

Dispositions

The following operating property was disposed of by Spieker Properties, L.P. to an unrelated party subsequent to June 30, 1997:

Sunset Science Park, a 49,750 square foot industrial project located in Portland, Oregon, was disposed of on August 8, 1997, for $2.4 million.

Other

As previously reported on Form 8-K dated June 27, 1997, the Company acquired seventeen properties totaling 4.4 million square feet of net rentable space for $523.1 million and disposed of seven properties totaling 0.7 million square feet of net rentable space for $78.4 million during the period from January 1, 1997, to June 27, 1997.

The acquired properties, pending acquisitions, disposed properties and the properties previously reported in the June 27, 1997, Form 8-K represent the 1997 Acquisitions Pending Acquisitions and Disposed Properties included in the pro forma financials included in Item 7 of this Current Report on Form 8-K.

As of September 22, 1997, including pending acquisitions, the Company owns or will own 34.5 million square feet of properties, consisting of 14.5 million square feet of office properties, 19.0 million square feet of industrial properties and 1.0 million square feet of retail properties.

Item 7.  Financial Statements and Exhibits.





(a) (i)   Statements of Revenues and Certain Expenses for WCB Portfolio

          Unaudited Statements of Revenues and Certain Expenses for the six
             months ended June 30, 1997, and for the year ended December 31,
             1996

          Notes to Unaudited Statements of Revenues and Certain Expenses for the
             six months ended June 30, 1997, and for the year ended December 31, 1996

    (ii)  Statements of Revenues and Certain Expenses for the Kennedy Portfolio

          Report of Independent Public Accountants

          Statements of Revenues and Certain Expenses for the six months ended
             June 30, 1997, (unaudited) and for the year ended December 31, 1996

          Notes to Statements of Revenues and Certain Expenses for the six months ended June 30, 1997, (unaudited) and for the year ended December 31, 1996

    (iii) Combined Statements of Revenues and Certain Expenses for the 1997 Acquisitions

          Unaudited Combined Statements of Revenues and Certain Expenses for the period from January 1, 1997, to the earlier of June 30, 1997, or date of acquisition and for the year ended December 31, 1996

          Notes to Unaudited Combined Statements of Revenues and Certain
             Expenses for the period from January 1, 1997, to the earlier of June 30, 1997, or date of acquisition and for the year ended December 31, 1996

(b)       Pro Forma Financial Information

          Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1997

          Pro Forma Condensed Consolidated Statements of Operations for the six
             months ended June 30, 1997, and for the year ended December 31,
             1996

          Notes and adjustments to Pro Forma Condensed Consolidated Financial
             Statements

(c)       Exhibits

          10.16 Credit Agreement among Spieker Properties, L.P., as borrower, and Wells Fargo Bank, National Association, as Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and the lenders named therein, dated as of August 8, 1997, and Loan Notes pursuant to the Credit Agreement.

          10.17 Agreement of Purchase and Sale relating to the WCB Portfolio among Spieker Properties, L.P. and the sellers named therein, dated as of September 15, 1997.

          23.1 Consent of Independent Public Accountants

                            SPIEKER PROPERTIES, L.P.



             UNAUDITED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             FOR THE WCB PORTFOLIO
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (in thousands)





                                                  Six Months Ended     Year Ended
                                                   June 30, 1997     December 31, 1996
                                                   -------------     -----------------
RENTAL REVENUES                                      $42,534               $83,103



CERTAIN EXPENSES:



   Rental expenses                                     9,313                19,319

   Real estate taxes                                   3,172                 6,693
                                                   ---------             ---------
                                                      12,485                26,012
                                                   ---------             ---------


REVENUES IN EXCESS OF CERTAIN EXPENSES               $30,049               $57,091
                                                   =========             =========























        The accompanying notes are an integral part of these statements.

                            SPIEKER PROPERTIES, L.P.


         NOTES TO UNAUDITED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                              FOR THE WCB PORTFOLIO
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (in thousands)



1.   Basis of Presentation and Summary of Significant Accounting Policies:

     Properties Acquired

     The accompanying unaudited statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of the WCB Portfolio (the "Properties") to be acquired by Spieker Properties, L.P. and its affiliates (the "Company") during the latter half of the fourth quarter of 1997. Spieker Properties, Inc. owns an approximate 87.0% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" collectively with Spieker Properties, Inc. referred to as the "Company").

     Basis of Presentation

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Properties; however, the Company is not aware of any material factors relating to the property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of property management fees, interest, depreciation and amortization and other costs not directly related to the future operations of the Properties.

     In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statements of revenues and certain expenses for the Properties.

     Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

2.   Leasing Activity:

     The minimum future rental revenues from leases in effect as of July 1, 1997, for the remainder of 1997 and annually thereafter are as follows:

            Year                                                Amount
            ----                                                ------
            1997 (six months)                                  $ 28,734

            1998                                                 49,621

            1999                                                 40,857

            2000                                                 29,215

            2001                                                 23,290

            Thereafter                                           66,831
                                                               --------
                                                               $238,548
                                                               ========

In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $6,762 for the six months ended June 30, 1997 and $14,310 for the year ended December 31, 1996. Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the General Partner of Spieker Properties, L.P.:

         We have audited the accompanying statement of revenues and certain expenses of the Kennedy Portfolio, as defined in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of management of Spieker Properties, L.P. (the "Company"). Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis of our opinion.

         The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company's Current Report on Form 8-K dated September 22, 1997, and is not intended to be a complete presentation of the revenues and expenses of the Kennedy Portfolio.

         In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Kennedy Portfolio for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                     ARTHUR ANDERSEN LLP




San Francisco, California
September 9, 1997

                            SPIEKER PROPERTIES, L.P.



                   STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                            FOR THE KENNEDY PORTFOLIO
               FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (in thousands)





                                                 Six Months Ended        Year Ended
                                                  June 30, 1997       December 31, 1996
                                                  -------------       -----------------
                                                  (unaudited)
 RENTAL REVENUES                                      $ 6,234               $12,335

 CERTAIN EXPENSES:

    Rental expenses                                       499                   997
    Real estate taxes                                     573                 1,134
                                                      -------               -------
                                                        1,072                 2,131
                                                      -------               -------

 REVENUES IN EXCESS OF CERTAIN EXPENSES               $ 5,162               $10,204
                                                      =======               =======




















   The accompanying notes are an integral part of these combined statements.

                            SPIEKER PROPERTIES, L.P.



               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                            FOR THE KENNEDY PORTFOLIO
               FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                             (dollars in thousands)





1.   Basis of Presentation and Summary of Significant Accounting Policies:

     Properties Acquired

     The combined statements of revenues and certain expenses (see "Basis of Presentation" below) include the operations of the Kennedy Portfolio (the "Properties") acquired by Spieker Properties, L.P. (the "Company") on August 20, 1997. Spieker Properties, Inc. owns an approximate 87.0% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" collectively with Spieker Properties, Inc. referred to as the "Company").

               Property Name                          Location
               -------------                          --------

               Nimbus Corporate Center                Portland, Oregon
               Redmond Heights Tech Center            Redmond, Washington
               Huntwood Business Center               Hayward, California
               Fremont Commerce Center                Fremont, California

     Basis of Presentation

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Properties; however, the Company is not aware of any material factors relating to the Properties that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist primarily of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Properties.

     The financial information presented for the six months ended June 30, 1996, is unaudited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statements of revenues and certain expenses for the Properties.

     Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the term of the leases.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.   Leasing Activity:

     The minimum future rental revenues due under noncancelable operating leases in effect as of July 1, 1997, for the remainder of 1997 and annually thereafter are as follows:

                  Year                                                 Amount
                  ----                                                 ------
                  1997 (six months)                                  $  5,096

                  1998                                                  9,390

                  1999                                                  6,771

                  2000                                                  5,414

                  2001                                                  4,439

                  Thereafter                                            6,334
                                                                     --------
                                                                     $ 37,444
                                                                     ========

In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $933 for the six months ended June 30,1996, (unaudited) and $2,432 for the year ended December 31, 1996. Certain leases contain options to renew.

                            SPIEKER PROPERTIES, L.P.



         UNAUDITED COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                            FOR THE 1997 ACQUISITIONS
             FOR THE PERIOD FROM JANUARY 1, 1997, TO THE EARLIER OF
                      JUNE 30, 1997, OR DATE OF ACQUISITION
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (in thousands)





                                                         January 1, 1997, to
                                                       the earlier of June 30,
                                                               1997, or                Year Ended
                                                         Date of Acquisition        December 31, 1996
                                                       -----------------------      -----------------
RENTAL REVENUES                                               $11,043                     $19,836

CERTAIN EXPENSES

   Rental expenses                                              2,006                       4,837
   Real estate taxes                                              683                       1,386
                                                              -------                     -------
                                                                2,689                       6,223
                                                              -------                     -------

RENTAL REVENUE IN EXCESS OF CERTAIN EXPENSES                  $ 8,354                     $13,613
                                                              =======                     =======



















The accompanying notes are an integral part of these unaudited, combined statements.

                            SPIEKER PROPERTIES, L.P.
     NOTES TO UNAUDITED COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                            FOR THE 1997 ACQUISITIONS
             FOR THE PERIOD FROM JANUARY 1, 1997, TO THE EARLIER OF
                      JUNE 30, 1997, OR DATE OF ACQUISITION
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                             (dollars in thousands)





1.   Basis of Presentation and Summary of Significant Accounting Policies:

     Properties Acquired

     The combined statements of revenues and certain expenses (see "Basis of Presentation" below) include the combined operations of the properties (the "Properties") acquired by Spieker Properties, L.P. during the period from June 28, 1997, to September 16, 1997 (the "1997 Property Acquisitions"). Spieker Properties, Inc. owns an approximate 87.0% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" collectively with Spieker Properties, Inc. referred to as the "Company").

                Property Name                        Location

                Lafayette Terrace                    Lafayette, CA
                Parkway Industrial                   Portland, OR
                Brea Place                           Brea, CA
                Sepulveda Center                     Los Angeles, CA
                790 E. Colorado                      Pasadena, CA
                Washington Park                      Federal Way, WA
                Nobel Corporate Plaza                San Diego, CA
                Tyco Buildings                       Portland, OR


     Basis of Presentation

     The accompanying combined statements of revenue and certain expenses are not representative of the actual operations of the Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Properties; however, the Company is not aware of any material factors relating to the Properties that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist primarily of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Properties.

     In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statements of revenues and certain expenses for the Properties.

     Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.   Leasing Activity:

     The minimum future rental revenues, due under noncancelable operating leases in effect as of July 1, 1997, for the remainder of 1997 and annually thereafter are as follows:

                   Year                                                 Amount
                   ----                                                 ------
                   1997 (six months)                                  $   8,243

                   1998                                                  17,420

                   1999                                                  16,183

                   2000                                                  13,275

                   2001                                                  12,390

                   Thereafter                                            43,247
                                                                      ---------
                                                                      $ 110,758
                                                                      =========

In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $528 for the period from January 1, 1997, to the earlier of June 30, 1997, or date of acquisition and $1,556 for the year ended December 31, 1996. Certain leases contain options to renew.

                            SPIEKER PROPERTIES, L.P.

                        PRO FORMA FINANCIAL INFORMATION





         The unaudited, pro forma condensed consolidated balance sheet as of June 30, 1997, reflects the incremental effect of the acquired properties, pending acquisitions and disposed properties (collectively, the "Acquired Properties, Pending Acquisitions and Disposed Properties") described in Item 5 of this Current Report on Form 8-K as if such transactions occurring after June 30, 1997, had all occurred on June 30, 1997. The accompanying unaudited, pro forma condensed consolidated statements of operations for the six months ended June 30, 1997, and the year ended December 31, 1996, reflect (i) the incremental effect of the Acquired Properties, Pending Acquisitions and Disposed Properties described in Item 5; (ii) the incremental effect of the acquisition of 4.7 million net rentable square feet of property and two mortgages during 1996 and
(iii) certain other adjustments as if such transactions and adjustments had all occurred on January 1, 1996.

         These statements should be read in conjunction with respective consolidated financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, and its Annual Report on Form 10-K for the year ended December 31, 1996. In the opinion of management, the unaudited, pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the Acquired Properties, Pending Acquisitions and Disposed Properties.

         These pro forma statements may not necessarily be indicative of the results that would have actually occurred if the acquisitions had been in effect on the date indicated, nor does it purport to represent the financial position, results of operations or cash flows for future periods.


         These proforma statements may also not necessarily be indicative of the Company's final financing plans to meet its financing requirements in connection with the acquisitions described herein. See footnotes (c) and (d).

                            SPIEKER PROPERTIES, L.P.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1997
                        (unaudited, dollars in thousands)





                                                                                                                    Pending
                                                                                                                  Acquisition
                                                                                            Contributions-       and Preferred
                                                                                             Proceeds from         Operating
                                                          Acquired           Debt             Issuance of         Partnership
                                     Historical(a)      Properties(b)     Issuances(c)       Common Stock(d)    Unit Issuance(e)
                                     -------------      -------------     ------------      ---------------     ----------------
 ASSETS
 Investment in real estate, net      $ 1,844,700        $   263,916       $      --         $      --           $   725,000
 Cash and cash equivalents                 9,249               --             373,906           142,125            (517,125)
 Deferred financing and leasing
   costs, net                             16,935               --               4,982              --                  --
 Other assets                             21,620               --                --                --                  --
                                     -----------        -----------       -----------        ----------         -----------
    Total assets                     $ 1,892,504        $   263,916       $   378,888        $  142,125         $   207,875
                                     ===========        ===========       ===========        ==========         ===========
 LIABILITIES
 Mortgage loans                      $    94,745        $      --         $      --          $     --           $      --
 Unsecured line of credit                 57,000            263,916          (146,112)             --                63,875
 Unsecured notes                         635,000               --             325,000              --                  --
 Bridge Loan                                --                 --             200,000              --                  --
 Other liabilities                        86,051               --                --                --                  --
                                     -----------        -----------       -----------        -----------        -----------
    Total liabilities                    872,796            263,916           378,888              --                63,875
                                     -----------        -----------       -----------        -----------        -----------
 MINORITY INTEREST                        (1,249)              --                --                --                  --
                                     -----------        -----------       -----------        -----------        -----------
    Partners' Capital                  1,020,957               --                --              142,125            144,000
                                     -----------        -----------       -----------        -----------        -----------
                                     $ 1,892,504        $   263,916       $   378,888        $   142,125        $   207,875
                                     ===========        ===========       ===========        ===========        ===========

                                       Property
                                     Dispositions(f)      Pro Forma
                                     ---------------     -----------
 ASSETS
 Investment in real estate, net      $    (1,216)        $ 2,832,400
 Cash and cash equivalents                 2,350              10,505
 Deferred financing and leasing

   costs, net                               --                21,917
 Other assets                               --                21,620
                                      ----------         -----------
    Total assets                      $    1,134         $ 2,886,442
                                      ==========         ===========

 LIABILITIES
 Mortgage loans                       $     --           $    94,745
 Unsecured line of credit                   --               238,679
 Unsecured notes                            --               960,000
 Bridge Loan                                --               200,000
 Other liabilities                          --                86,051
                                      ----------         -----------
    Total liabilities                       --             1,579,475
                                      ----------         -----------
 MINORITY INTEREST                          --                (1,249)
                                      ----------         -----------
    Partners' Capital                      1,134           1,308,216
                                      ----------         -----------
                                      $    1,134         $ 2,886,442
                                      ==========         ===========






    The accompanying notes are an integral part of these unaudited, pro forma condensed consolidated financial statements.

                            SPIEKER PROPERTIES, L.P.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
            (unaudited, dollars in thousands, except per share data)



                                                                       1997               1997
                                                                     Acquired           Pending           Property
                                                Historical(a)     Properties(h)     Acquisitions(i)    Dispositions(j)
                                                -------------     -------------     ---------------    ---------------
 REVENUES
   Rental income                                  $  138,921        $   30,486       $    42,534        $   (2,752)
   Interest and other income                           3,374                 -                 -                 -
                                                  ----------        ----------       -----------        ----------
   Total revenue                                     142,295            30,486            42,534            (2,752)
                                                  ----------        ----------       -----------        ----------

 OPERATING EXPENSES
   Rental expenses                                    27,083             5,634             9,313              (398)
   Real estate taxes                                  11,039             2,122             3,172              (289)
   Interest expense, including amortization
    of finance costs                                  24,700                 -                 -                 -
   Depreciation and amortization                      23,015             4,445             6,689               (27)
   General and administrative and other
     expenses                                          6,535                 -                 -                 -
                                                  ----------        ----------       -----------        ----------
      Total operating expenses                        92,372            12,201            19,174              (714)
                                                  ----------        ----------       -----------        ----------
 Income from operations before disposition of
   property and minority interests                    49,923            18,285            23,360            (2,038)
                                                  ----------        ----------       -----------        ----------
 Minority interests share in net income                   (9)                -                 -                 -
                                                  ----------        ----------       -----------        ----------
 Net income before disposition of property        $   49,914        $   18,285       $    23,360        $   (2,038)
                                                  ==========        ==========       ===========        ==========

 Net income per operating partnership unit        $      .92
                                                  ==========

 Weighted average operating partnership units
   outstanding                                    54,466,117
                                                  ==========

                                                       Other
                                                    Adjustments     Pro Forma
                                                    -----------    -----------
 REVENUES
   Rental income                                    $(12,240)(k)      $196,949
   Interest and other income                           8,647(l)         12,021
                                                    --------       -----------
   Total revenue                                      (3,593)          208,970
                                                    --------       -----------
 OPERATING EXPENSES
   Rental expenses                                    (2,680)(k)        38,952
   Real estate taxes                                    (913)(k)        15,131
   Interest expense, including amortization
    of finance costs                                  25,944(m)         50,644
   Depreciation and amortization                      (1,925)(k)        32,197
   General and administrative and other
    expenses                                               -             6,535
                                                    --------       -----------
      Total operating expenses                        20,426           143,459
                                                    --------       -----------
 Income from operations before disposition of
   property and minority interests                   (24,019)           65,511
                                                    --------       -----------
 Minority interests share in net income                    -                (9)
                                                    --------       -----------
 Net income before disposition of property          $(24,019)      $    65,502
                                                    ========       ===========
 Net income per operating partnership unit                         $      1.03
                                                                   ===========
 Weighted average operating partnership units
   outstanding                                                      63,705,974
                                                                   ===========











    The accompanying notes are an integral part of these unaudited, pro forma condensed consolidated financial statements.

                            SPIEKER PROPERTIES, L.P.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
              (unaudited, dollars in thousands, except share data)





                                                            1996 Acquired         1997             1997
                                                            Properties and      Acquired          Pending            Property
                                            Historical(a)     Mortgages(g)     Properties(h)   Acquisitions(i)     Dispositions(j)
                                           --------------   --------------    --------------  ----------------    ----------------
 REVENUES
   Rental income                                $196,471    $      27,526     $    106,134    $     83,103       $    (15,565)
   Interest and other income                       4,228               90               -                -                  -
                                                --------    -------------     ------------    ------------       ------------
    Total Revenues                               200,699           27,616          106,134          83,103            (15,565)
                                                --------    -------------     ------------    ------------       ------------

 OPERATING EXPENSES
   Rental expenses                                34,690            7,216           24,428          19,319             (1,491)
   Real estate taxes                              15,510            2,188            6,829           6,693             (1,286)
   Interest expense                               37,235                -                -               -                  -
   Depreciation and amortization                  37,385            3,723           15,700          13,379             (2,360)
   General and administrative and
     other expenses                               10,115                -                -               -                  -
                                                --------    -------------     ------------    ------------       ------------
    Total operating expenses                     134,935           13,127           46,957          39,391             (5,137)
                                                --------    -------------     ------------    ------------       ------------

 Income from operations before
   disposition of property and
   minority interests                             65,764           14,489           59,177          43,712            (10,428)
                                                --------    -------------     ------------    ------------       ------------

 Minority interests share of net income              (23)               -                -               -                  -
                                                --------    -------------     ------------    ------------       ------------

 Net income before disposition of
   property                                     $ 65,741    $      14,489     $     59,177    $     43,712       $    (10,428)
                                                ========    =============     ============    ============       ============

 Net income per operating partnership
   unit(n)                                      $   1.55
                                                ========

 Weighted average operating
   partnership units outstanding              42,460,471
                                              ==========

                                                   Other
                                                Adjustments             Pro Forma
                                                -----------            -----------
 REVENUES
   Rental income                                $  (23,915)(k)         $   373,754
   Interest and other income                        16,430 (l)              20,748
    Total Revenues                              ----------             -----------
                                                    (7,485)                394,502
                                                ----------             -----------

 OPERATING EXPENSES
   Rental expenses                                  (5,559)(k)              78,603
   Real estate taxes                                (1,926)(k)              28,008
   Interest expense                                 66,219 (m)             103,454
   Depreciation and amortization                    (3,850)(k)              63,977

   General and administrative and
     other expenses                                      -                  10,115
                                               -----------             -----------
    Total operating expenses                        54,884                 284,157
                                               -----------             -----------

 Income from operations before
 disposition of property and
 minority interests                                (62,369)                110,345
                                               -----------             -----------
 Minority interests share of net income                  -                     (23)

 Net income before disposition of
   property                                    $   (62,369)            $   110,322
                                               ===========             ===========

 Net income per operating partnership
   unit(n)                                                             $      1.73
                                                                       ===========
 Weighted average operating
   partnership units outstanding                                        63,705,974
                                                                       ===========




    The accompanying notes are an integral part of these unaudited, pro forma condensed consolidated financial statements.

                            SPIEKER PROPERTIES, L.P.

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        (unaudited, dollars in thousands)


(a) Reflects historical consolidated balance sheet of the Company as of June 30, 1997, and the historical consolidated statements of operations for the six months ended June 30, 1997, and for the year ended December 31, 1996, excluding gains on disposition of property of $14.2 million and $8.4 million, respectively.

(b) Reflects the acquisition of 1.6 million square feet of net rentable property subsequent to June 30, 1997, at an aggregate acquisition cost of $263.9 million, including acquisition costs. The acquisitions were funded with cash on hand, proceeds from property dispositions, borrowings on the unsecured line of credit and the issuance of investment grade rated unsecured notes.

         Property                      Acquisition Date        Cost
         --------                      ----------------      --------
         Parkway Industrial            July 15, 1997         $  7,497
         Brea Place                    July 17, 1997           61,703
         Sepulveda Center              August 19, 1997         25,205
         Kennedy Portfolio             August 20, 1997        110,947
         790 E. Colorado               August 28, 1997         19,311
         Washington Park               September 3, 1997        6,137
         Nobel Corporate Plaza         September 4, 1997       16,704
         Tyco Buildings                September 12, 1997      16,412
                                                             --------
                                                             $263,916
                                                             ========

(c) Reflects the issuance net of related costs on July 14, 1997, of $150.0 million of unsecured fixed rate investment grade notes at 7.125% due in July 2009. Also reflects the assumed issuance of $175.0 million of notes net of assumed related costs at an assumed interest rate of 7.0% and an assumed maturity in 2007. Also reflects assumed borrowings on a new unsecured bridge loan of $200.0 million at an assumed interest rate of $6.49% (LIBOR plus .80%) and an assumed maturity of one year. The Company has not made a final determination of the proportion of cash on hand, proceeds from property dispositions, borrowings on the unsecured line of credit, or the proposed new unsecured bridge facility, or issuances of notes, common stock, preferred stock, convertible preferred operating partnership units or other securities that it intends to issue to meet its financing requirements in connection with the acquisitions described herein.

(d) Reflects the assumed contribution from the issuance of 3,703,704 shares of common stock at an assumed price of $40.50 per share (the closing price per share on the New York Stock Exchange on September 18, 1997) and assumed offering costs of $7.9 million. As described in note (c), the Company has not made a final determination of the proportion of cash on hand, proceeds from property dispositions, borrowings on the unsecured line of credit, or the proposed new unsecured bridge facility, or issuances of notes, common stock, preferred stock, convertible preferred operating partnership units or other securities to meet its financing requirements in connection with the acquisition described herein.

(e) Reflects the pending acquisition of 6.3 million square feet of net rentable property subsequent to June 30, 1997, at an aggregate pending acquisition cost of $725.0 million, including estimated acquisition costs. Also reflects the assumed issuance of $150.0 million of convertible preferred operating partnership units convertible into 3,649,635 shares of common stock at an assumed conversion price of $41.10 per convertible share and assumed offering costs of $6.0 million. The convertible preferred operating partnership unit assumed dividend rate is 6.75%. The acquisition will be funded with a combination of cash on hand, proceeds from property dispositions, borrowings on the unsecured line of credit, or the proposed new unsecured bridge facility, and issuances of notes, common stock, preferred stock, convertible preferred operating partnership units or other securities. See notes (c) and (d).

(f) Reflects the disposition of the Sunset Science park for $2.4 million and a cost basis of $1.2 million subsequent to June 30, 1997.

(g) Reflects the incremental effect on the Company's revenues, rental expenses and real estate taxes from the acquisition of 4.7 million square feet of net rentable property and two investments in mortgages during 1996. Such amounts represent the operations of the acquired properties and interest earned on mortgages prior to acquisition by the Company. Also reflects depreciation and amortization for periods prior to acquisition. Estimated depreciation and amortization has been based upon asset lives of 3 to 40 years.

(h) Reflects the incremental effect of the Company's revenues, rental expenses and real estate taxes from the acquisition of 6.0 million square feet of net rentable property during 1997. Such amounts represent the operations of the properties prior to acquisition by the Company. Also reflects depreciation and amortization for periods prior to acquisition. Estimated depreciation and amortization has been based upon asset lives of 3 to 40 years.

(i) Reflects the incremental effect on the Company's revenues, rental expense and real estate taxes from the pending acquisition of 6.3 million square feet of net rentable property during 1997. Such amounts represent the operations of the properties prior to acquisition by the Company. Also reflects depreciation and amortization for periods prior to acquisition. Estimated depreciation and amortization has been based on lives of 3 to 40 years.

(j) Reflects the elimination of the operations of (i) 4 properties sold in 1996 and (ii) 8 properties sold in 1997 included in the historical statements of operations.

(k) Reflects the reduction in revenue and expenses for the portion of the WCB Portfolio, aggregating 1.7 million square feet of property, purchased by an affiliate of Spieker Properties, L.P.

(l) Reflects the increase in management fee and interest income from an affiliate of Spieker Properties, L.P. relating to the 1.7 million square feet of property in the WCB Portfolio to be purchased by the affiliate.

(m) Reflects an adjustment to interest expense based upon pro forma debt outstanding as of June 30, 1997, using the actual or assumed interest rate for fixed rate debt and an interest rate of 6.49% on the line of credit which bears interest at LIBOR plus .80%.

(n) The Company's pro forma taxable income for the 12-month period ended June 30, 1997, is approximately $137.0 million, which has been calculated as pro forma income from operations before minority interests for the same period of approximately $121.0 million plus GAAP depreciation and amortization of approximately $64.0 million less tax basis depreciation and amortization and other tax differences of approximately $48.0 million.

(o) Per unit amounts include the assumed contribution from the issuance of common stock and preferred operating partnership units described in notes
     (d) and (e) and reflect the dilutive effects, if any, of outstanding options on a historical basis as of June 30, 1997, and December 31, 1996, respectively, based upon the average price per common share for the period presented. Pro forma per share amounts for the same periods assume an average price per share of $40.50. There is no material difference between primary and fully diluted per share amounts.

     Had Statement of Financial Accounting Standards No. 128 - "Earnings Per Share" been adopted as of January 1, 1996, per unit amounts would have been $1.56 and $1.75 on a historical and pro forma basis, respectively for the six months ended June 30, 1997, and $.93 and $1.04 on a historical and pro forma basis, respectively for the year ended December 31, 1996.

                                   SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                   SPIEKER PROPERTIES, L.P.
                                                       (Registrant)



Date:     September 22, 1997                    By: /s/ Elke Strunka
     --------------------------                    --------------------------

                                                    Elke Strunka
                                                    Vice President and
                                                    Principal Accounting Officer
                                                    of Spieker Properties, Inc.,
                                                    general partner

                                  EXHIBIT INDEX



EXHIBIT
  NO.                       DESCRIPTION
-------                     -----------
10.16 Credit Agreement among Spieker Properties, L.P., as borrower, and Wells Fargo Bank, National Association, as Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and the lenders named therein, dated as of August 8, 1997, and Loan Notes pursuant to the Credit Agreement.

10.17 Agreement of Purchase and Sale relating to the WCB Portfolio among Spieker Properties, L.P. and the sellers named therein, dated as of September 15, 1997.


23.1      Consent of Independent Public Accountants